EXHIBIT NO.

                                      10.2

                      Software Acquisition Agreement
























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md\774-012\intent.let



md\774-012\intent.let
December 29th, 1998

SMD Group Inc.
Bedford Towers
444 Bedford Street
Suite 8S
Stanford, Connecticut
USA 06901

Attention: Mr. Joel Arberman

Dear Mr. Arberman:

                          RE: Letter of Intent - Development of a Software Application for
                                SMD Group Inc.
                                Our File: 774-012




Cadnetics Inc. ("Cadnetics") desires to enter into the transaction, as hereunder described, for the purpose of developing a software application for SMD Group Inc. ("SMD"), the whole in accordance with and subject to the terms and conditions hereinafter set forth. This letter of intent ("Letter of Intent") is to confirm SMD's intention to hire Cadnetics to develop the Application (as hereinafter defined) and is to be construed as an offer which, if accepted by both parties, shall constitute an agreement binding upon Cadnetics and SMD, subject to the terms, conditions and covenants hereunder set forth as well as the terms, conditions and covenants to be set forth:


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1.     Offer and Closing Date

       1.1 This offer shall be open for acceptance until the 29th day of December, 1998 (the "Offer").

       1.2 The transaction contemplated herein shall take place no later than within ten (10) days following the acceptance of the Offer by SMD (the "Closing Date").

2.     Development of Application

       2.1 Cadnetics hereby undertakes to develop an application, which may be generally described as follows: an interactive web enabled audio CD music player (the "Application"), the whole subject to the specifications set out in the requirement document entitled IWEACDMP-req01.doc.

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       2.2     SMD hereby  undertakes to assume and be  responsible  for any and all costs relating to the development, progress and furtherance of the Application.

       2.3 Cadnetics shall not assume any costs relating to the purchasing and licensing of any external technology which may be necessary for the development of the Application. Furthermore, all costs relating to travel and lodging which are required for the furtherance of the Application shall be chargeable to SMD. Any purchases or charges shall require the prior approval of SMD.

2.4 Cadnetics shall remit the Application in final form (complied executable) to SMD on a CD-ROM capable of reproduction.

2.5 Cadnetics shall remit to SMD all relevant documentation and the source code on an "as is" basis every month for the Application.

2.6 Cadnetics hereby undertakes to provide SMD with a monthly update as to the development of the Application.

2.7 SMD hereby gives the mandate to Cadnetics to develop upgrades of the Application in consideration of further development fees, to be agreed upon by the parties negotiating in good faith, the amount of which shall be dependent upon the extent and complexity of the desired upgrade and improvement.

2.8 In the event of a conflict or dispute between the parties, the parties hereby undertake to enter into good faith negotiations in order to attempt to resolve any such conflict or dispute.

3.     Consideration

       3.1 Cadnetics agrees to develop the Application for SMD in consideration of a fee consisting of the following:

               3.1.1 the sum of forty-two thousand U.S. dollars (US $42,000.00); and

               3.1.2    the  issuance by SMD to  Cadnetics of a number of common
                        fully voting and fully participating shares of its share
                        capital  having a fair  market  value of two hundred and
                        forty  thousand U.S.  dollars (U.S.  $240,000.00)  and a
                        number of preferred shares of its share capital having a
                        fair  market  value  of  one  hundred  and  thirty-eight
                        thousand  U.S.  dollars (U.S.  $138,000.00)  (the common
                        shares and  preferred  shares  hereinafter  collectively
                        referred to as the "Shares").
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       3.2     On the  Closing  Date,  SMD shall  remit to  Cadnetics  forty-two thousand dollars (US $42,000.00) in cash as well as the share certificate representing the Shares, the whole in accordance with paragraph 3.1 hereof.

4.     Service of Application

       For a fee in the amount of one hundred and twenty dollars (US $120.00) per man hour (the "Service Call Fee"), Cadnetics shall provide SMD with the necessary technical support services in respect of the Application. Such Service Call Fee shall be receivable depending on the extent and complexity of the services required and shall be adjusted upwards to reflect any change in the market value for similar services.

5.     Representations and Warranties of SMD

       SMD hereby represents and warrants to Cadnetics as follows and confirms that Cadnetics is relying on the accuracy of such representations and warranties in connection with the execution of its obligations hereunder:

       5.1 SMD is a corporation duly incorporated and validly subsisting in all aspects under the laws of its respective jurisdiction of incorporation. It has good right, full corporate power and absolute authority to authorize and consent to the transaction as herein provided.

       5.2 SMD has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of and the execution, delivery and performance of this transaction.

       5.3 SMD has the authority to issue the Shares so that the Shares shall have a global value equal to the consideration paid at the time of issuance, that is, three hundred and seventy-eight thousand U.S. dollars (U.S. $378,000.00).

       5.4 The execution, delivery and performance of this Letter of Intent and the completion of the transaction contemplated herein will not constitute or result in a violation, breach or default under the terms or provisions of the articles or by-laws of SMD or of any contract to which it is bound.
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       5.5     SMD further represents and warrants that should it enter into any agreement or commitment, to issue shares, by option, warrant or otherwise, which will have the effect of dilution upon the shareholdings  of  Cadnetics,  said  dilution  shall  occur  on a
               proportionate   basis  based  on  the  shareholding  of  all  the
               shareholders in the company.

6.     Representations and Warranties of Cadnetics

       Cadnetics hereby represents and warrants to SMD as follows and confirms that SMD is relying on the accuracy of such representations and warranties in connection with the execution of its obligations hereunder:

       6.1 Cadnetics is a corporation duly incorporated and validly subsisting in all aspects under the laws of its respective jurisdiction of incorporation. It has good right, full corporate power and absolute authority to authorize and consent to the transaction as herein provided.

       6.2 Cadnetics has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of and the execution, delivery and performance of this transaction.

       6.3 The execution, delivery and performance of this Letter of Intent and the completion of the transaction contemplated herein will not constitute or result in a violation, breach or default under the terms or provisions of the articles or by-laws of Cadnetics or of any contract to which it is bound.

       6.4 Cadnetics makes no representation as to the value or potential value of the Application.

7.     Sale of Shares

7.1 SMD hereby acknowledges that Cadnetics shall have an unlimited right to sell its common shares in SMD for the purpose of funding the development of the Application.

7.2 The parties acknowledge that Cadnetics intends to finance the development of the Application by selling its common shares in SMD on a monthly basis within the six (6) month period following the Closing Date in order to raise forty thousand U.S. dollars (U.S. $40,000.00) per month. In the event that Cadnetics is unable to sell a number of its common shares in SMD generating proceeds of at least forty thousand U.S. dollars (U.S. $40,000.00) in any given month during the six (6) month period following the Closing Date, Cadnetics shall have the right to send a notice to SMD to enter into good faith negotiations in order to resolve such situation. Cadnetics shall have the right to suspend any further development of the Application upon issuance of said notice until the parties arrive at an agreement satisfactory to both parties, without SMD having any recourse against Cadnetics in relation thereto.
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8.       Present and Future Rights

8.1 SMD hereby acknowledges that Cadnetics and its associated companies have extensive expertise in the development of applications of this nature and that its said expertise is the basis for Cadnetics being selected as the primary developer for the Application.

8.2 SMD also acknowledges that Cadnetics is an independent developer and may be involved in the development of other applications which use a similar architecture.

8.3 SMD and Cadnetics agree that they shall not impose any restrictions upon each other in respect of their respective development of applications of architecture similar to the Application.

8.4 Cadnetics shall retain all rights of ownership for internal use only in respect of the developed Application until such time that SMD has successfully fulfilled all of its financial obligations in respect of Cadnetics.

9.     Terms of Preferred Shares

       Cadnetics shall have the right to convert its preferred shares into common shares at any time until July 30th 1999, and the conversion price for said shares shall be the lower of: (i) the average of the high trading price plus the low trading price for the common shares at the date of conversion, or (ii) two dollars and fifty cents (U.S. $2.50) per common share at the date of conversion.



10.    Conditions Precedent

       10.1 Notwithstanding anything herein contained, the undertakings and obligations of Cadnetics under the terms of this Letter of Intent are, at the option of Cadnetics, subject to and conditional upon the performance of or compliance with the following condition precedent:
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10.1.1 SMD shall not be in default of its obligations herein created.

10.1.2 The representations and warranties of SMD shall be true and correct and remain in full force and effect for the benefit of Cadnetics as of the Closing Date, and shall continue in full force and effect notwithstanding the closing of the transaction contemplated herein.

10.2 Notwithstanding anything herein contained, the undertakings and obligations of SMD under the terms of this Letter of Intent are, at the option of SMD, subject to and conditional upon the performance of or compliance with the following conditions precedent:
10.2.1 Cadnetics shall not be in default of its obligations herein created.

10.2.2 The representations and warranties of Cadnetics shall be true and correct and remain in full force and effect for the benefit of SMD as of the Closing Date, and shall continue in full force and effect notwithstanding the closing of the transaction contemplated herein.

11.    Indemnification

       The parties shall mutually and reciprocally indemnify and hold each other harmless from and against any damage, loss, cost, deficiency (including the payment of attorneys fees) arising out of any inaccuracy in any representation or warranty made hereunder.

12.    Further Executions

       The parties hereto agree and undertake in good faith to exert their best efforts to agree upon and execute all documents and do all acts as may be necessary or useful to conclude the transaction contemplated herein.

13.    Related Costs

       Each party shall assume and pay their respective costs and expenses including legal and financial advisory fees incurred in connection with the negotiation, agreement upon and performance of the transaction herein contemplated.


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14.    Interpretation

       14.1 Entire Agreement - This Letter of Intent sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions expressed or implied, oral or written.

       14.2 Severability - It is intended by the parties hereto that the provisions of this Letter of Intent be enforced to the fullest extent permissible. Accordingly, if any paragraph, article or any part thereof is adjudicated to be invalid or unenforceable, then such paragraph or article shall be deemed amended to delete that portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such paragraph or article.

       14.3 Waiver - No waiver by a party of a default and a performance of any breach or series of breaches by another party hereto and failure, refusal or neglect by a party to exercise all rights hereunder or to insist upon strict compliance or performance of another party hereto under this Letter of Intent shall constitute a waiver of the provisions hereof.

       14.4 Governing Laws - This Letter of Intent shall be governed and construed in accordance with the laws of the province of Quebec.

       14.5 Assignment - The present Letter of Intent may not be assigned by a party hereto without the prior written consent of the other parties.

       14.6 Successors and Assigns - This Letter of Intent shall be binding upon the parties hereto and their respective assigns, successors and interests and shall not be modified or amended except by written agreement.

       14.7 Language - The parties hereto have requested that this Letter of Intent and all documents relating hereto be drafted in the English language. Les parties aux presentes ont exige que la presente convention et tout document y afferent soit redige en langue anglaise.


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If you are in agreement with the terms and  conditions set forth herein,  kindly indicate your acceptance by signing and returning the enclosed copy of this offer prior to the 29th day of December 1998.

Yours very truly,

CADNETICS INC.


Per: Raj Vadavia, Vice-President


Acknowledged and agreed this         day of December 1998.

SMD GROUP INC.


Per: Joel Arberman


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